Exhibit 15

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-10008, No. 333-13770, No. 333-152206 and No. 333-158057), Form F-3/A (No. 333-116044 and No. 333-133330), Form F-3/A (No. 333-148504) and Form F-3 (No. 333-150015) of our reports dated March 31, 2009, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of BluePhoenix Solutions Ltd. included in this Amendment No. 1 to the Annual Report on Form 20-F/A.

By: /s/ Ziv Haft —————————————— Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel-Aviv, Israel
November 24, 2009